As filed with the Securities and Exchange Commission on April 23, 2014
Registration No. 333-195087

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sterling Construction Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1600	25-1655321
(State or other jurisdiction	(Primary standard industrial	(I.R.S. employer
of incorporation or organization)	classification code number)	identification number)

20810 Fernbush Lane
Houston, Texas 77073
(281) 821-9091
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter E. Mac Kenna	Copies to:
President and Chief Executive Officer	David W. Bernstein, Esq.
20810 Fernbush Lane	Sandy K. Feldman, Esq.
Houston, Texas 77073	K&L Gates LLP
(281) 821-9091	599 Lexington Avenue
(Name, address, including zip code, and telephone	New York, New York 10022
number, including area code, of agent for service)	(212) 536-3900

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(2)(3)(4)	Amount of registration fee
Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Units	$80,000,000	$10,304
Total	$80,000,000	$10,304(5)

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1)
The proposed maximum offering price per unit will be determined from time to time by Sterling Construction Company, Inc. in connection with, and at the time of, the issuance of the securities registered under this registration statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $80,000,000.

(4)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

(5)	Previously paid.

PROSPECTUS

$80,000,000

Sterling Construction Company, Inc.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units

     We may from time to time offer our common stock, preferred stock (which we may issue in one or more series), depositary shares, debt securities (which we may issue in one or more issuances), warrants entitling the holders to purchase one or more classes or series of these securities or units consisting of two or more of these issuances, classes or series of securities. We will determine when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters or agents or directly to purchasers.

     We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet which will precede the prospectus supplement.

     In each prospectus supplement we will include the following information:

●	the names of the underwriters or agents, if any, through which we will sell the securities;

●	the proposed amounts of securities, if any, which the underwriters will purchase;

●	the compensation, if any, of those underwriters or agents;

●	the major risk factors associated with the securities offered;

●	the initial public offering price of the securities, if there is one;

●	information about securities exchanges or automated quotation systems on which the securities will be listed or traded; and

●	any other material information about the offering and sale of the securities.

     Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “STRL.”

     Investing in our securities involves risks. Please read “Risk Factors” beginning on page 3 of this prospectus.

     You should carefully read this prospectus, any applicable prospectus supplement and the information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ●, 2014.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may sell any of, or any combination of, the securities described in this prospectus from time to time in one or more offerings for a total offering price that will not exceed $80,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will file with the SEC a prospectus supplement that describes the specific securities that are being offered and the terms on which they are being offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and that in any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

     Nobody has been authorized to give any information or to make any representations, other than those contained or incorporated in this prospectus or the applicable prospectus supplement. If given or made, that information or those representations may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to, or a solicitation of, any person in any jurisdiction in which such an offer or solicitation would be unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it include statements that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are included throughout this prospectus and in the documents incorporated by reference into this prospectus and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information.  We have used the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases to identify forward-looking statements in this prospectus.

Forward-looking statements reflect our current expectations as of the date of this prospectus, or the dates of documents incorporated by reference into this prospectus, regarding future events, results or outcomes.  These expectations may or may not be realized.  Some of these expectations may be based upon assumptions or judgments that prove to be incorrect.  In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, that could result in our expectations not being realized or otherwise could materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors.  Although it is not possible to identify all of these factors, they include, among others, the following:

●
changes in general economic conditions, including recessions, reductions in federal, state and local government funding for infrastructure services and changes in those governments’ budgets, practices, laws and regulations;

●
delays or difficulties related to the completion of our projects, including additional costs, reductions in revenues or the payment of liquidated damages, or delays or difficulties related to obtaining required governmental permits and approvals;

●
actions of suppliers, subcontractors, design engineers, joint venture partners, customers, competitors, banks, surety companies and others which are beyond our control, including suppliers’, subcontractors’, and joint venture partners’ failure to perform;

●
things that affect the accuracy of estimates inherent in our percentage-of-completion accounting policies, including onsite conditions that differ materially from those assumed in our original bids, contract modifications, mechanical problems with our machinery or equipment and effects of other risks discussed in this document;

●	design/build contracts, which subject us to the risk of design errors and omissions;

●
cost escalations associated with our contracts, including changes in availability, proximity and cost of materials such as steel, cement, concrete, aggregates, oil, fuel and other construction materials, and cost escalations associated with subcontractors and labor;

●	our dependence on a limited number of significant customers;

●
adverse weather conditions; although we prepare our budgets and bid contracts based on historical rain and snowfall patterns, the incidence of rain, snow, hurricanes, etc., may differ materially from these expectations;

●
the presence of competitors with greater financial resources or lower margin requirements than ours, and the impact of competitive bidders on our ability to obtain new backlog at reasonable margins acceptable to us;

●	our ability to successfully identify, finance, complete and integrate acquisitions;

●	citations issued by governmental authorities, including the Occupational Safety and Health Administration;

●	federal, state and local environmental laws and regulations under which non-compliance can result in penalties and/or termination of contracts as well as civil and criminal liability;

●	adverse economic conditions in our markets; and

●	the other factors discussed in more detail in the documents referred to in the section captioned “Risk Factors.”

In reading this prospectus and the documents incorporated into this prospectus by reference, you should consider these factors carefully in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements.  Although we believe that our plans, intentions and expectations reflected in, or suggested by, the forward-looking statements that we make in this prospectus or the documents incorporated by reference into it are reasonable, we can provide no assurance that they will be achieved.

STERLING CONSTRUCTION COMPANY, INC.

     As used in this prospectus, all references to “Sterling,” “Sterling Construction,” “SCC,” “we,” “us” and “our” refer to Sterling Construction Company, Inc. and its subsidiaries, unless otherwise stated or indicated by context.

     We are a leading heavy civil construction company that specializes in the building and reconstruction of transportation and water infrastructure projects in Texas, Utah, Nevada, Arizona, California, Hawaii and other states where there are construction opportunities. Our transportation infrastructure projects include highways, roads, bridges and light rail and our water infrastructure projects include water, wastewater and storm drainage systems. Sterling provides general contracting services primarily to public sector clients, including excavating, concrete and asphalt paving, installation of large-diameter water and wastewater distribution systems, construction of bridges and similar large structures, construction of light rail infrastructure, concrete batch plant operations, concrete crushing and aggregates. Sterling performs the majority of the work required by its contracts with its own crews and equipment.

     We are a Delaware corporation. Our principal executive offices are located at 20810 Fernbush Lane, Houston, Texas 77073, and our telephone number at this address is (281) 821–9091. Our website is www.sterlingconstructionco.com . Information on, or accessible through, this website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS

     An investment in our securities involves various risks. Before making an investment in our securities, you should carefully consider the risks outlined in “Item 1A.—Risk Factors” of our most recent Annual Report on Form 10-K, as well as the information contained in this prospectus and in the prospectus supplements relating to particular offers of securities. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our securities. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us.

RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratios of earnings to fixed charges on a consolidated basis for the periods shown. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

	Years Ended December 31
	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges (1)(2)	46.0x	19.6x	—	16.4x	—

(1)
For purposes of determining the ratio of earnings to fixed charges, "earnings" are defined as net income before noncontrolling owners' interests and fixed charges less capitalized interest. "Fixed charges" consist of interest (whether expensed or capitalized) and related amortization of capitalized interest and interest included in rent.

(2)	For the years ended December 31, 2011 and December 31, 2013, we had earnings to fixed charges deficiencies of $34.7 million and $70.0 million respectively.

USE OF PROCEEDS

     When we offer particular securities, we will describe in the Prospectus Supplement relating to the securities how we intend to use the proceeds of the sale of those securities.

DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 19,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors. On March 13, 2014, our board of directors adopted, subject to the approval of the stockholders, an amendment to our certificate of incorporation to increase the number of shares of common stock that we are authorized to issue from 19,000,000 shares to 28,000,000 shares. Approval of the amendment requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock. If the amendment is approved by the stockholders at the annual meeting of stockholders on May 9, 2014, it will become effective when it is filed with the Secretary of State of the State of Delaware, which the company intends to do promptly after the annual meeting. At March 23, 2014, there were 16,677,094 shares of common stock and no shares of preferred stock outstanding.

Common Stock

     Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any preferred stock we may issue, our common stockholders are entitled to participate equally and ratably in (i) any dividends that may be declared by our board of directors and (ii) our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of holders of any preferred stock that we may issue and is then outstanding. Holders of our common stock do not have preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

     Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock by adopting resolutions that establish the number of shares being authorized and describing the designations, powers, preferences and rights, qualifications, limitations or restrictions on shares of that preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences.

     The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	delaying or preventing a change in control without further action by holders of the preferred stock.

     As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Provisions of Our Certificate of Incorporation and Bylaws

     Under the Delaware General Corporation Law, or DGCL, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and amended and restated bylaws grant our board the power to adopt, amend and repeal our bylaws by the affirmative vote of a majority of the directors constituting the entire board. Our stockholders may adopt, amend or repeal our bylaws, with the approval of holders of a majority in voting power of all outstanding voting stock.

     Our certificate of incorporation provides that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board, and could make it more difficult for someone who wants to take control of us to do so.

     On November 8, 2013, our board of directors adopted, subject to the approval of the stockholders, an amendment to our certificate of incorporation to phase out the classes of the board over a three-year period beginning with the 2015 annual meeting of stockholders. Approval of the amendment requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock. If the amendment is approved by the stockholders at the annual meeting on May 9, 2014, it will become effective when it is filed with the Secretary of State of the State of Delaware, which the company intends to do promptly after the annual meeting.

     When there is a classified board of directors, the DGCL provides that stockholders may remove directors only for cause, unless a company’s certificate of incorporation otherwise provides. Our certificate of incorporation and amended and restated bylaws do not permit the removal of directors other than for cause. This requirement may deter third parties from making a tender offer or acquiring our common stock through open market purchases in order to obtain control of us because they could not use their acquired voting power to remove existing directors.

     Our certificate of incorporation and amended and restated bylaws provide that special meetings of our stockholders may be called only by our board of directors. Stockholders are not able to call special meetings. The inability of our stockholders to call special meetings may delay proxy contests until our annual stockholders meeting, which might impact a person’s decision to purchase our voting securities in an attempt to cause a change in control of us.

     Our certificate of incorporation and amended and restated bylaws provide that stockholders may take action only at an annual or special meeting of the stockholders. Stockholders may not act by written consent. The inability of our stockholders to act by written consent could lengthen the amount of time required for our stock holders to take actions, which could discourage, delay or prevent a potential effort to take control of us.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

     We may issue depositary receipts representing interests, which are called depository shares, in shares of our common stock or of particular series of preferred stock. If we did that, we would deposit the common or preferred stock which is the subject of depositary shares with a depositary, which would hold that common or preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares would be entitled to all the rights and preferences of the common or preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that common or preferred stock.

     While the deposit agreement relating to common stock or a particular series of preferred stock may have provisions applicable solely to common stock or that series of preferred stock, all deposit agreements relating to common or preferred stock we issue would include the following provisions:

     Dividends and Other Distributions. Each time we pay a cash dividend or make any other type of cash distribution with regard to the common stock or to the preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that common stock or to that series of preferred stock, an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

     Withdrawal of Common or Preferred Stock. A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of the applicable common stock or series of preferred stock, and any money or other property, to which the depositary shares relate.

     Redemption of Depositary Shares. Whenever we redeem shares of a series of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares relating, in total, to the number of shares of that series held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

     Voting. Any time we send a notice of meeting or other materials relating to a meeting to the holders of common stock or a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the common or preferred stock to which the depositary shares relate in accordance with those instructions.

     Liquidating Distributions. Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of common stock or of the series of preferred stock which is represented by the depositary share.

     Conversion. If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares with appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares of the series of preferred stock to which the depositary shares relate could at the time be converted.

     Amendment and Termination of a Deposit Agreement. We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of common stock or the series of preferred stock to which they relate, will have to be approved by holders of at least two-thirds of the applicable depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the common or preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the shares of common or preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

●	all outstanding depositary shares to which it relates have been withdrawn, redeemed or converted, or

●	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous. There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the common or preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES

     We do not currently have any outstanding debt securities and, therefore, we are not a party to an indenture governing debt securities we have issued or may issue.  Any debt securities that we offer in the future using this prospectus will be issued in accordance with an indenture, and possibly one or more supplements to an indenture, meeting the requirements of the Trust Indenture Act of 1939, as amended.

     As used in this description, the words “Sterling,” “we,” “us” and “our” refer to Sterling Construction Company, Inc., and not to any of its subsidiaries or affiliates.

General

     The debt securities will be direct, unsecured obligations of our company and may be either senior debt securities or subordinated debt securities. We may issue debt securities in one or more issuances or series. An indenture, or a supplemental indenture, will set forth specific terms of each issue or series of debt securities. There will be prospectus supplements relating to particular issues or series of debt securities. Each prospectus supplement will describe:

●	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

●	the total principal amount of the debt securities we are offering by that prospectus supplement;

●	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

●
the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

●	the currency in which principal and interest, and any premium, will be payable;

●
the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

●	any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

●	the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions;

●	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

●	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

●	any special or modified events of default or covenants with respect to the debt securities; and

●	any other material terms of the debt securities.

     If payments with regard to any debt securities are or may be payable in a currency other than U.S. dollars, we will describe in the prospectus supplement by which we offer the debt securities any restrictions on currency conversions and any material tax or other considerations relating to the fact that payments will or may not be made in U.S. dollars.

     We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

Form of Debt Securities

      We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons.

     We may issue debt securities of an issue or a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that issue or series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer and may or may not permit exchange for debt securities in individually certificated form.

Events of Default and Remedies

     An event of default with respect to each issue or series of debt securities will include:

●	our default in payment of the principal of or premium, if any, on any debt securities of the issue or series beyond any applicable grace period;

●
our default for 30 days, or a different period specified in the indenture or a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of the issue or series;

●
our default for 90 days after notice, or a different period specified in the indenture or a supplemental indenture, which may be no period, in the observance or performance of any covenant set forth in the indenture;

●	certain events involving our bankruptcy, insolvency or reorganization.

     Indentures or supplemental indentures relating to particular issues or series of debt securities may include other events of default.

     An indenture or supplemental indenture may provide that the trustee may withhold notice to the holders of any issue or series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders to do so.

     If an event of default for any issue or series of debt securities occurs and continues, the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of the issue or series may have the right to declare the entire principal of all of the debt securities of that issue or series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a specified percentage of the aggregate principal amount of the debt securities of that issue or series may be able to void the declaration.

     Other than its duties in case of a default, a trustee will not obligated to exercise any of its rights or powers under any indenture or supplemental indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of an issue or series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

     A prospectus supplement will describe any additional or different events of default which apply to any issue or series of debt securities and any additional or different rights of security holders if there is an event of default.

Modification of an Indenture

     We and the trustee under an indenture may:

●
without the consent of holders of debt securities, modify the indenture to cure errors, clarify ambiguities or make changes to any provision of an indenture that does not adversely affect the rights or interests of debt securities issued under that indenture;

●
with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under an indenture, modify that indenture or the rights of the holders of the debt securities generally; and

●
with the consent of the holders of not less than a majority in outstanding principal amount of any issue or series of debt securities, modify any supplemental indenture relating solely to that issue or series of debt securities or the rights of the holders of that issue or series of debt securities.

      However, we may not:

●
extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or waive a redemption payment with respect to any debt security, without the consent of each holder of debt securities who will be affected, provided that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities; or

●
reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of a series, which will be affected.

Governing Law

Each of our indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York State.

Information Concerning the Trustee

     A banking or financial institution that meets the qualification requirements of the Trust Indenture Act of 1939, as amended, will be the trustee under each indenture. Successor trustees may be appointed in accordance with the terms of the indentures.

DESCRIPTION OF WARRANTS

     We may issue warrants to purchase common stock, preferred stock, debt securities or units. Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

●
the securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, depositary shares, debt securities or units consisting of two or more of those types of securities);

●	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

●	the period during which the warrants may be exercised;

●	any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

●	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

●	any other material terms of the warrants.

     As of December 31, 2013, we had no outstanding warrants.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, each prospectus supplement relating to units will:

●	state how long, if at all, the securities that are components of the units must be traded in units, and when they can be traded separately;

●	state whether we will apply to have the units traded on a securities exchange or securities quotation system;

●	describe how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

PLAN OF DISTRIBUTION

     We may sell the securities through underwriters, agents or dealers, or directly to one or more purchasers without using underwriters or agents. We will name any underwriter or agent involved in offering or selling our securities, and describe any commissions that we will pay to the underwriter or agent, in the applicable prospectus supplement.

     If underwriters are used in a sale, the securities will be acquired by the underwriters for their own account. If we use an agent, the agent will usually commit to use its best efforts to help us find purchasers of the securities we are offering. An agent who does that may be deemed to be an “underwriter” for purposes of the Securities Act of 1933, as amended. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, or the names of any agents, and the terms of the transaction, including the compensation the underwriters or agents and dealers will receive, in our prospectus supplement. We will also describe the principal terms of the underwriting agreement or other agreement relating to the offering.

     If we use a dealer who is helping us find purchasers, we will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

     We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, without using agents or underwriters. If we do that, we will describe the terms of our direct sales in the applicable prospectus supplement.

LEGAL MATTERS

     K&L Gates LLP, New York, New York, or other counsel selected by the Company with regard to a particular offering, who will be named in the prospectus supplement relating to that offering, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

     The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. You can call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Internet Web site at www.sec.gov.

INCORPORATION BY REFERENCE

     We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus. We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K or other applicable SEC rules):

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(b)	our Current Report on Form 8-K dated January 21, 2014;

(c)	our Proxy Statement on Schedule 14A filed on April 9, 2014, relating to our 2014 Annual Meeting of Stockholders; and

(d)	the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 000-19450), filed with the Securities and Exchange Commission on January 11, 2006, including any subsequent amendments or reports filed for the purpose of updating such description.

     Whenever after the date of the initial registration statement of which this prospectus is a part, and prior to the termination of any offering made by this prospectus, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, as amended, those reports and documents will be deemed to be part of this prospectus from the time they are filed. Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Nothing in this prospectus will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Securities Exchange Act.

     You may request, without charge, a copy of any incorporated document (excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document) by writing or telephoning us at our principal executive offices at the following address:

Sterling Construction Company, Inc.
 Attention: Brian Manning
 20810 Fernbush Lane
 Houston, Texas 77073
 (281) 821-9091

$80,000,000

Sterling Construction Company, Inc.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units

 P R O S P E C T U S

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the various costs and expenses to be paid by us in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$10,304
Accounting fees and expenses	$30,000
Legal fees and expenses	$60,000
Miscellaneous	$24,696
Total	$125,000

Item 15. Indemnification of Directors and Officers

     We are a Delaware corporation. Section 145 of the Delaware General Corporation Law (the DGCL) authorizes a court to award, or a corporation’s board of directors to grant, indemnity under certain circumstances to directors, officers, employees or agents in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses actually and reasonably incurred and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.

     As permitted by the DGCL, our certificate of incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

●	for any transaction for which the director derived an improper personal benefit.

     As permitted by the DGCL, our certificate of incorporation provides that:

●	we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

●	we may indemnify our other employees and agents to the fullest extent permitted by Delaware law, subject to very limited exceptions;

●	we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions;

●	we may advance expenses, as incurred, to our employees and agents in connection with a legal proceeding; and

●	the rights conferred in our certificate of incorporation are not exclusive.

     The indemnification provisions in our certificate of incorporation may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

     Under Delaware law, corporations also have the power to purchase and maintain insurance for directors, officers, employees and agents. Sterling Construction Company, Inc. and its subsidiaries are covered by liability insurance policies which indemnify our directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

     The foregoing discussion of our certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by the certificate of incorporation or law.

Item 16. Exhibits

4.1	Form of Indenture.

5.1	Opinion of K&L Gates LLP (counsel).*

12.1	Statements of computation of ratios of earnings to fixed charges.

23.1	Consent of K&L Gates LLP (counsel) (included in Exhibit 5.1).*

23.2	Consent of Grant Thornton LLP (independent registered public accounting firm).*

24.1	Power of Attorney (included on the signature pages).

25.1	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association as trustee under Form of Indenture.

*	Filed with this Amendment.

Item 17. Undertakings

a.	The undersigned registrant hereby undertakes:

	1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
Each prospectus filed by the registrant pursuant to Rule424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

d.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

e.	The undersigned registrant hereby undertakes that:

1.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.
For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on April 23, 2014.

STERLING CONSTRUCTION COMPANY, INC.

By:	/s/ Thomas R. Wright
	Name:	Thomas R. Wright
	Title:	Executive Vice President and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Peter E. Mac Kenna and Thomas R. Wright his true and lawful attorney-in-fact and agent, with full powers of substitution to sign for him and in his name any or all amendments (including, without limitation, post-effective amendments) to the registration statement to which this power of attorney is attached and to file those amendments and all exhibits to them and other documents to be filed in connection with them with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chairman of the Board of Directors	April 23, 2014
Patrick T. Manning

*	President, Chief Executive Officer and Director (principal executive officer)	April 23, 2014
Peter E. Mac Kenna

/s/ Thomas R. Wright	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer (principal financial and accounting officer)	April 23, 2014
Thomas R. Wright

*	Director	April 23, 2014
Marian M. Davenport

*	Director	April 23, 2014
Robert A. Eckels

*	Director	April 23, 2014
Joseph P. Harper, Sr.

*	Director	April 23, 2014
Maarten D. Hemsley

*	Director	April 23, 2014
Charles R. Patton

*	Director	April 23, 2014
Richard O. Schaum

*	Director	April 23, 2014
Milton L. Scott

*	Director	April 23, 2014
Paul J. Varello

*By:	/s/ Thomas R. Wright
Name:	Thomas R. Wright
Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Indenture.

5.1	Opinion of K&L Gates LLP (counsel).*

12.1	Statements of computation of ratios of earnings to fixed charges.

23.1	Consent of K&L Gates LLP (counsel) (included in Exhibit 5.1).*

23.2	Consent of Grant Thornton LLP (independent registered public accounting firm).*

24.1	Power of Attorney (included on the signature pages).

25.1	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association as trustee under Form of Indenture.

*	Filed with this Amendment.